Exhibit 99.1

Contact:Will Davis

Vice President of Investor Relations and Chief of Staff

Phone: (o)  540-946-6930

Email: davisw@lumosnet.com

Lumos Networks Corp. Announces Appointment of Two New Independent Board Members

Waynesboro, VA. –  July 30, 2014 Lumos Networks Corp. (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, announced that the Board of Directors of the Company has appointed Brian C. Rosenberg and Michael T. Sicoli to serve on the Company’s Board of Directors.  Mr. Rosenberg is succeeding Michael A. Huber who is resigning from the Board.  Mr. Rosenberg was designated to the Board of Directors by affiliates of Quadrangle Group LLC in accordance with the Company’s shareholders’ agreement.    Additionally, James A. Hyde has tendered his resignation and will leave the Board before the end of the third quarter of 2014.

“On behalf of the Board and the team at Lumos Networks, I would like to thank Michael and Jim for their service to the Company,” said Tim Biltz, President and Chief Executive Officer.  “We are grateful to them for their many contributions since our spin-off by NTELOS.”

Mr. Rosenberg, age 59, is President of Macalester College, a private liberal arts college located in Saint Paul, Minnesota, a position he has held since 2003.  Previously, he served as dean of the faculty and an English professor at Lawrence University in Appleton, Wisconsin.  Within Minnesota,

Mr. Rosenberg is a member of the Itasca Project, an alliance of more than 50 leaders drawn from the private, government and social sectors with the goal of improving economic competitiveness and quality of life within the state.  He is a member of the Allina Health Board of Directors and is a member of the board of Wallin Education Partners.

Mr. Sicoli, age 43, is the Principal of MTS Advisors, a consulting and advisory services firm he founded in 2013. From 2010 to 2013, he served as Chief Executive Officer of Sidera Networks, a fiber optic service provider that was merged with Lightower Fiber Networks in April of 2013. Prior to that, Mr. Sicoli served as Executive Vice President and Chief Financial Officer of RCN Corporation, a publicly traded cable broadband internet service and fiber optic service provider.

“We are pleased to welcome Brian and Michael to the Lumos Networks Board of Directors,” said Mr. Biltz.    “Brian brings valuable experience from his extensive background as the President of a distinguished academic institution and his significant experience with boards of directors and managing complex organizations.  His experience in the education and healthcare sectors in particular will be beneficial to our efforts in these vertical markets.”

Mr. Biltz continued, “Michael offers the board valuable strategic, financial and operational expertise.  His dual experiences as CEO of Sidera Networks, an East-Coast based pure play fiber infrastructure company and as CFO of RCN Corporation, should prove beneficial to Lumos Networks as we execute our own transformation.     We look forward to working with each of them as Lumos Networks continues to grow as a leading fiber-based service provider.”

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 7,467 fiber route miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report for the year ended December 31, 2013.